                                                                    EXHIBIT 99.5



                                 OWNER AGREEMENT


        THIS OWNER AGREEMENT (this "Agreement") is entered into as of the 1st day of January, 1998, by and among RED LION INNS OPERATING L.P., a Delaware limited partnership ("Owner"), WESTBOY LLC, an Ohio limited liability company ("Lessee"), and RED LION HOTELS, INC., a Delaware corporation ("Manager").

                              W I T N E S S E T H:

        WHEREAS, Lessee, as tenant, and Owner, as landlord, have entered into a Lease Agreement as of the date hereof pursuant to which Owner has leased the hotels listed on Schedule A (as amended from time to time to reflect sales, dispositions and substitutions in accordance with this Agreement) (the "Hotels") to Lessee (the "Lease Agreement");

        WHEREAS, Manager has previous experience managing the Hotels and Lessee has decided to hire Manager as of the date hereof to manage the hotels pursuant to a management agreement (the "Management Agreement") and Lessee has been informed by Manager that Lessee would be entitled to certain more favorable management terms if Owner is willing to sign this Agreement;

        WHEREAS, Owner has agreed to sign this Agreement because Owner believes that the hiring of Manager by Lessee will help Lessee maximize the gross revenues at the Hotels and therefore will help maximize the lease payments to be received by Owner, as landlord, from Lessee under the Lease Agreement.

        NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

        1. Notices of Default or Termination. Manager shall deliver to Owner a copy of any Notice of Default (capitalized terms not defined herein shall have the meanings set forth in the Management Agreement) delivered to Lessee pursuant to the Management Agreement concurrently with delivery to Lessee. By such notice, Manager shall give Owner the opportunity to cure or cause to be cured such default. Owner shall have the same cure periods provided to Lessee under the Management Agreement, plus an additional sixty (60) days. Manager shall also deliver to Owner a copy of any Notice of Termination delivered to Lessee pursuant to the Management Agreement concurrently with delivery to Lessee, and Owner shall have (i) the same additional sixty (60) day cure rights described above with respect to such termination, and (ii) the right to cause the Hotels to be leased to an Interim Tenant as set forth below. Further, if the Manager terminates the Management Agreement pursuant to this Section 1, then the provisions of Section 3 below shall apply.

        2. Default under the Management Agreement. If Lessee defaults under the Management Agreement, and Owner does not cause to be cured such default within the cure periods set forth herein, then Owner shall be required to and shall immediately terminate the Lease Agreement. Owner's obligation to terminate the Lease Agreement shall be absolute and shall not be affected or limited by the commencement of voluntary or involuntary proceedings affecting Lessee pursuant to the provisions of the federal Bankruptcy Act or similar creditor protection laws or the fact that, under the local real estate law applicable to any Hotel, termination of the Lease Agreement with respect to such Hotel is one of several remedies available to Owner. Owner represents and warrants to Manager that, under the local real estate law applicable to each Hotel, Owner has the right, under applicable law and the Lease Agreement, to terminate the Lease Agreement as required by this Section 2 with respect to such Hotel.

        3. Termination of the Lease Agreement.

           A. In the event the Lease Agreement or any substitute Lease Agreement with an Approved Substitute Tenant terminates for any reason prior to the expiration of the term of this Agreement, whether as a result of the expiration of the term of the Lease Agreement (as it may be extended), the early termination of the Lease Agreement on account of Owner's exercise of its remedies thereunder, including pursuant to Section 2 hereof, or for any other reason (the date of the termination of the Lease being referred to as the "Termination Date"), Owner shall immediately cure any defaults of Owner that may exist pursuant to Owner's obligations under the Lease Agreement and shall on the Termination Date (i) take possession of the Hotels in compliance with the REIT Rules (defined below) or (ii) immediately lease the Hotels to an interim tenant ("Interim Tenant") of Owner's choosing, and then (subject to the right of first offer set forth in Paragraph C below) use its best efforts to as promptly as is practicable lease the Hotels to an Approved Substitute Tenant for a term identical to the remaining term of the current Lease Agreement (including the extension provisions thereof). Any Interim Tenant shall be a Bankruptcy Remote Entity (defined below). If the Interim Tenant defaults in any manner (including by the commencement of voluntary or involuntary bankruptcy proceedings) and such Interim Tenant does not cure such default upon receipt of written notice thereof, Owner shall, within five (5) days of receipt of written notice thereof,
(i) cause such default to be cured or (ii) terminate the lease agreement with the Interim Tenant and take possession of the Hotels in compliance with the REIT Rules (defined below). If Owner directly assumes the obligations of the Lessee under the Management Agreement, the Management Agreement shall be conformed to reflect the fact that the Owner is the fee owner (or ground lessee) of the Hotels rather than a tenant. In each case, the party in possession of the Hotels (i.e., Owner, Interim Tenant, or Approved Substitute Tenant) shall as of the Termination Date take assignment of and shall assume in writing on a prospective basis all of the rights and obligations of Lessee under the Management Agreement. Manager shall recognize such party as the substitute or successor to Westboy LLC under the Management Agreement and shall satisfy all of its obligations and duties as Manager under the Management Agreement in favor of such party. Under no circumstances shall Owner, Interim Tenant, or Approved Substitute Tenant be required to cure any prior defaults of Lessee under the Management Agreement which occurred prior to the applicable Termination Date. Any Interim Tenant or Approved Substitute Tenant shall execute a counterpart of this Agreement, and shall thereby agree to be bound by the provisions hereof applicable to the Lessee. This Agreement shall continue in full force and effect, the term "Lease Agreement" shall mean such new lease entered into with the Interim Tenant or Approved Substitute Lessee, and the term "Management Agreement" shall mean the Management Agreement as assumed by the Owner, Interim Tenant, or the Approved Substitute Tenant, as the case may be, and the term "Lessee" shall mean the "Interim Tenant" or the "Approved Substitute Tenant", as the case may be. For the purposes of this Agreement, the REIT Rules shall mean the rules in Sections 856-860 of the Internal Revenue Code which would effectively disqualify Owner as a Real Estate Investment Trust for federal income tax purposes if the Owner continues in possession of the Hotels (currently for a period in excess of two
(2) years), subject to the Management Agreement but without Owner's having entered into a lease with an Interim Tenant or Approved Substitute Tenant. Notwithstanding any provision of this Agreement to the contrary, the Owner shall have no obligation to continue in possession of the Hotels for a period which would effectively disqualify Owner or any of Owner's direct or indirect Owners as a REIT, and may at any time up to and including such expiration date lease the Hotels to an Interim Tenant or Approved Substitute Tenant. However, if Owner does not lease the Hotels to an Interim Tenant or Approved Substitute Tenant by the time the Owner is no longer permitted to operate the Hotels without violating the then applicable REIT Rules, Owner shall be in breach under this Agreement and Manager shall be entitled to all remedies at law or in equity. Lastly, if the Owner leases the Hotels to an Interim Tenant and such Interim Tenant defaults (including the commencement of voluntary or involuntary bankruptcy proceedings) and Owner does not (i) cause such default to be cured within five (5) days or (ii) terminate the lease agreement with the Interim Tenant and take possession of the Hotels in compliance with the REIT Rules, Owner shall be in breach of this Agreement and Manager shall be entitled to all remedies available at law or in equity.

           B. An "Approved Substitute Tenant" shall mean an individual or entity identified by Owner which in Owners and Manager's reasonable credit judgment is
(i) financially capable of fully satisfying the requirements of the Lease Agreement and the Management Agreement (and satisfies the conditions of the next sentence), (ii) is a Bankruptcy Remote Entity (defined below), and (iii) provides Owner and Manager with all information which Manager may reasonably request in order to make an appropriate evaluation of such tenant. Owner acknowledges that trade secrets and other confidential information and materials are, in the normal course of business, delivered by Manager to its hotel owners and lessees, and Manager will, therefore, be under no obligation to approve a substitute tenant which is engaged in the ownership or operation of hotels which either directly compete with Manager or evidence lesser standards of operation than the standards of Manager. The fact that a candidate substitute tenant is then currently an owner or lessee of a hotel or hotels operated by Manager or its affiliates or is otherwise operating a lodging product bearing a trade name of Doubletree shall be evidence of acceptability but, shall not, standing alone, be construed to mean that such candidate shall be acceptable to Manager as an Approved Substitute Tenant. "Bankruptcy Remote Entity" shall mean an entity whose organizational documents (i) allow Manager to appoint a member of the Board of Directors, (ii) requires unanimous approval of all members of the Board of Directors to file voluntary bankruptcy, (iii) state that no Board member shall be guilty of breaching its fiduciary duties to owners of the entity by virtue of voting to prevent the entity from voluntarily filing bankruptcy, and (iv) state that the Board members shall not solicit creditors to force the entity into bankruptcy. Owner and Lessee hereby represent that Westboy LLC is a Bankruptcy Remote entity.

           C. If Owner is willing to enter into a new lease of the Hotels with an Approved Substitute Tenant (the "New Lessee"), then Owner shall, if a Lease Agreement is terminated by Owner, prior to entering into any Lease Agreement with any Approved Substitute Tenant, give Manager the opportunity to lease the Hotels by giving Manager a written Request for Proposal. The Request for Proposal shall set forth the model ("Model") for rental payments desired by Owner.

              Manager may, within ten (10) business days of its receipt of the Request for Proposal, submit to Owner an offer ("Offer") to lease the Hotels which is based upon the Model. If the Offer is acceptable to the Owner, then Manager and Owner shall enter into a lease which shall be upon the terms set forth in the Offer and otherwise upon the same terms set forth in the then current Lease Agreement to the extent not inconsistent with the Offer.

              If the Owner does not accept the Offer, then the Owner may solicit other potential Acceptable Substitute Tenants, who will submit an offer ("New Tenant's Offer") to lease the Hotels which is based upon the Model. If the Owner receives a New Tenant's Offer which it is willing to accept, the Owner shall promptly give Manager a copy of the New Tenant's Offer and the following shall apply:

              If the New Tenant's Offer is one hundred five percent (105%) or more of the Offer, then the Owner may accept the New Tenant's Offer, subject to the terms and provisions of this Agreement. If the New Tenant's Offer is less than one hundred five percent (105%) of the Offer, then the Manager shall have the right within ten (10) days to enter into a lease of the Hotels either, at Manager's sole election, on the terms of the Offer or on the terms of the New Tenant's Offer.

              If the Owner desires to enter into a lease based upon a different model ("Substitute Model"), then, prior to entering into any lease, the Owner shall give Manager a new Request for Proposal based upon the Substitute Model, and the Manager shall again have a right to submit an Offer to Lease the Hotels based upon the Substitute Model, pursuant to this provision, as if such Request for Proposal were the initial Request for Proposal.

              If the Manager does not thereafter within ten (10) days submit an Offer in response to a Request for Proposal, then the Owner shall be free to enter into a lease with an Acceptable Substitute Tenant subject to the provisions of this Agreement, but without further restriction pursuant to this provision, unless and until the Lease Agreement with such Acceptable Substitute Tenant is terminated.

           D. Reference is made to the fact that, prior to the date of this Agreement, Manager managed the Hotels for the Owner pursuant to a Management Agreement ("Prior Agreement") and that Owner may be acquired by an entity controlled, directly or indirectly, by Boykin Lodging Company, an Ohio corporation, pursuant to a Merger Agreement (the "Merger") dated December 30, 1997. Notwithstanding anything to the contrary herein contained, if the Merger does not occur pursuant to the Merger Agreement and the Lease is thereafter terminated, then, notwithstanding anything to the contrary contained in this Agreement, (i) effective as of any such termination of the Lease, the Prior Agreement shall be reinstated and shall be in full force and effect, and (ii) upon reinstatement of the Prior Agreement, this Agreement shall thereafter be void and without further force or effect.

        4. Subordination. Manager agrees that this Agreement and the Management Agreement shall be subject to and subordinate to any Approved Mortgage (as defined on Exhibit A attached hereto). Owner covenants and agrees to comply with its obligations set forth in Exhibit A.

        5. Operation of the Hotels. The Hotels shall be operated under the Doubletree brand name in accordance with the terms of the Management Agreement.

        6. Provisions of Any Lease Agreement. Owner covenants with Manager that it will not amend the Lease Agreement (or any substitute lease) in any manner which materially adversely affects Manager's economic interest, without the prior written approval of Manager, provided however, that Manager agrees that an amendment revising the formulas of Base Rent and Percentage Rent (as defined in the Lease Agreement) so that such formulas reflect the prevailing rents under leases by REITs of similar properties, as agreed to by Owner and the lessee in good faith, will not constitute a materially adverse effect on Manager's economic interest. Owner further covenants with Manager that, unless Owner obtains the prior written approval of Manager, all substitute leases shall be in the same form as the Lease Agreement, except for such revisions as do not materially adversely affect Manager's economic interest, provided, however, that Manager agrees that a substitute lease which has different formulas of Base Rent and Percentage Rent (as defined in the Lease) which reflect the prevailing rents under leases by REITs of similar properties, as agreed to by

Owner and the lessee in good faith, will not constitute a materially adverse effect on Manager's economic interest.

        7. Surrender by the Lessee. Upon the occurrence of any event described herein for the replacement of Lessee as occupant of any Hotel, Lessee shall surrender its rights and interest in the Management Agreement to Manager and peaceably turn over possession of the Hotels to Owner, an Interim Tenant, an Approved Substitute Tenant, or Manager as Lessee.

        8. Term. The term of this Agreement shall commence on January 1, 1998 and terminate on April 5, 2012. Manager shall have the right to extend the term of this Agreement by not less than six months' prior written notice to Owner and Lessee during the then current term for up to ten consecutive extended terms of five (5) years each. An extension of the Management Agreement shall automatically extend this Agreement.

        9. Restriction on Certain Actions of Owner.

           A. Owner shall not take any action that results in, or would be reasonably likely to result in, Lessee commencing bankruptcy or insolvency proceedings with respect to itself, and Owner agrees that it shall not participate in the commencement of any involuntary bankruptcy proceeding or similar insolvency proceeding.

           B. Owner shall at all times comply with all loan agreements, mortgages, indentures or other instruments under which there may be issued or by which there may be secured any lien or other security interest with respect to any of the Hotels.

           C. If the Lessee is in material default under the Lease, Owner agrees that it will not extend the term of the Lease without Manager's consent unless, before or as part of such extension, such default is cured, or with respect to monetary defaults, otherwise waived. The parties agree that, for purposes of this Paragraph C, the commencement of any voluntary or involuntary bankruptcy shall be deemed to be an incurable default by Lessee.

        10. Destruction; Condemnation. Owner and Westboy agree to fully enforce their respective rights and perform all of their obligations under Article VII of the Management Agreement and Article XIV of the Lease Agreement.

        11. Notices. Notices under this Agreement shall be delivered by U.S. certified mail, return receipt requested as to certified mail, or by recognized reliable overnight delivery service to the parties as follows:

                      If to Manager:        Red Lion Hotels, Inc.
                                            410 North 44th Street, Suite 700
                                            Phoenix, Arizona  85008
                                            Attn:  Anupam Narayan

                      If to Lessee:         Westboy LLC
                                            Terminal Tower
                                            50 Public Square, Suite 1500
                                            Cleveland, Ohio  44113-2258
                                            Attn:  Ronald Cook

                      If to Owner:          Red Lion Inns Operating L.P.
                                            Terminal Tower
                                            50 Public Square, Suite 1500
                                            Cleveland, Ohio  44113-2258
                                            Attn:  Robert W. Boykin

                      With a copy to:       West Doughboy LLC
                                            Terminal Tower
                                            50 Public Square, Suite 1500
                                            Cleveland, Ohio  44113-2258
                                            Attn:  Andrew C. Alexander

and shall be effective three (3) business days after being deposited with the U.S. Postal Service or other delivery service. Any party may change its address for notices by giving notice as provided under this Section 11.

        12. Litigation Costs. The prevailing party in any litigation under this Agreement shall be entitled to recover from the other party(ies) its reasonable attorney fees and costs incurred in connection with such dispute.

        13. Memorandum. At Manager's request, Owner shall prepare, execute, acknowledge and deliver to Manager, in recordable form, a brief document referencing the existence of this Agreement, which Manager is hereby authorized to record in the property records of each county in which a Hotel is located for the purpose of putting subsequent transferees or prospective transferees on notice concerning the existence of this Agreement.

        14. Successors and Assigns. This Agreement shall run to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

        15. Doubletree License Agreement; Joinder by Doubletree. Doubletree Corporation ("Doubletree") represents and warrants to Westboy that a

License Agreement in the form of Exhibit ___ to the Management Agreement has been executed and delivered by Doubletree and Manager and that the License Agreement is in full force and effect. Doubletree and Manager each covenants with Westboy that, while this Agreement is in effect (including extensions hereof) with respect to any Hotel, they will not, without Owner's and Westboy's consent (which may be withheld in Owner's or Westboy's sole discretion), (a) amend or waive any provision of the License Agreement that would limit the ability of Owner or Westboy to use the Hotel names listed on Exhibit A or the names that may become substituted pursuant to the terms of this Agreement or the Management Agreement, or (b) terminate the License Agreement.

        16. Right of First Refusal on Sale of Hotels.

           A. If at any time, or from time to time, during the term of this Agreement, Owner receives and is willing to accept a bona fide offer from a third party to purchase all or any portion of Owner's interest in one or more Hotels, or if Owner offers to sell all or any portion of its interest in one or more Hotels to any third party, in each case, other than an offer or sale incidental to the exercise of any remedy by an Approved Mortgagee and other than an offer or sale following Manager's delivery of a Notice of Termination with respect to the affected Hotel or Hotels (any such offer to or from a third party is herein called a "Third Party Offer"), Owner shall promptly transmit to Manager its written offer to sell its interest in the Hotel or Hotels described in the Third Party Offer to Manager upon the terms and conditions set forth in the Third Party Offer, together with a true copy of such offer, and shall give Manager thirty (30) days to accept such offer. If Manager accepts such offer by written notice to Owner within such time, Owner and Manager shall duly perform their obligations under such agreement. If Manager fails to accept such offer in accordance with this paragraph, then Owner shall be free, within one hundred eighty (180) days of Manager's failure to accept such offer, to sell its interest in the Hotel or Hotels described in the Third Party Offer to such third party upon the terms and conditions contained in such offer.

           B. Upon, and as a condition to, any sale, assignment, conveyance or other transfer of a Hotel or Hotels by Owner, Manager and the new Owner of the Hotel or Hotels shall enter into a new Management Agreement on all of the terms and conditions of this Agreement, except that (A) the Current Priority Amount shall be equal to the Current Priority Amount hereunder multiplied by a fraction, the numerator of which is the Adjusted Gross Operating Profit for the immediately preceding calendar year for the Hotel which has been sold and the denominator of which is the Adjusted Gross Operating Profit of all of the Hotels managed under this Agreement immediately before such sale for such period, and (B) the Operating Profit Target under the new agreement shall be equal to the Operating Profit Target existing under this Agreement immediately before the sale of the Hotel or Hotels to be managed under the new agreement multiplied by a fraction, the numerator of which is the Adjusted Gross Operating Profit for the immediately preceding calendar year of the Hotel or Hotels sold and the denominator of which is the Adjusted Gross Operating Profit of all of the Hotels managed under this Agreement immediately before such sale for such period.

        17. Sale of Hotels.

           A. Subject to Manager's rights pursuant to Section 16 of this Agreement, so long as no default attributable to Owner shall have occurred under this Agreement and be continuing, and subject to Paragraph B of this Section 17, Owner shall have the right, without Manager's approval, to assign, transfer or convey all or any part of its right, title and interest in any Hotel or any interest therein (which assignment must include (subject to the assignee's option under Paragraph 16B of this Agreement and subject to Paragraph C below) the Management Agreement (to the extent appropriate), and, if the assignee will be taking subject to a lease, this Agreement (to the extent appropriate), and all assets of Owner (and lessee of the Hotels, if applicable) related to the operation of such Hotel(s), including, without limitation, all of the issued and outstanding capital stock of any liquor license holding corporation).

           B. Any assignment, transfer or conveyance under Paragraph A above shall be subject to the following:

              (i) the assignee must (A) assume and agree to be bound by all of the terms and provisions of the Management Agreement or, at the assignee's option, (B) agree to a management agreement in the same form as the Management Agreement, or in substantially the same form to account for differences if the new management agreement covers a single hotel or is an agreement with an assignee who is the owner of the fee title in the Hotel in question rather than a leasehold interest, except that (a) the Current Priority Amount for such Hotel shall be the amount by which the Current Priority Amount existing immediately before such Disposition exceeds the Current Priority Amount for the Hotels which continue to be owned by Owner, and (b) the Operating Profit Target for such Hotel shall be the amount by which the Operating Profit Target existing immediately before such Disposition exceeds the Operating Profit Target for the Hotels which continue to be owned by Owner;

              (ii) the delivery to Manager of an executed counterpart of the instrument of assignment and assumption of rights and obligations; and

              (iii) the assignee shall be a United States national who is not involved or reputed to be involved in organized crime, who does not have a generally recognized reputation for unethical business dealings and is not a competitor of Manager and does not have any material ownership interest in a competitor of Manager.

           C. This Paragraph C shall apply only to the Hotels located in Spokane, Yakima, and Bellevue, Washington, and Springfield, Oregon. In the event that Owner desires to assign, transfer or convey an interest in any of the Hotels located in Spokane, Yakima or Bellevue, Washington, or Springfield, Oregon, such interest may be freely transferred, not subject to this Agreement or any other agreement with Manager or Lessee, provided that there is offered to be to substituted to Manager therefor (whether under this Agreement or another management agreement with Manager), a full service hospitality property owned (or otherwise controlled by Owner) and leased to a tenant of Owner that (i) on a pro forma basis will provide Manager with the greater of (A) a base fee equivalent to three percent (3%) of Gross Revenues and an incentive fee equivalent to the incentive fee then received by Manager in similar hotels, and
(B) the sum of the Base Fee and the Incentive Fee (without any accrual or limitation based on Cash Flow Available for Incentive Fee) for the prior full Operating Year attributable to the transferred Hotel, (ii) meets then current Doubletree standards, (iii) is to be operated as a Doubletree hotel or other full-service Manager Affiliate brand, and (iv) was not operated as a Doubletree hotel immediately prior to such substitution. In the event that such substitute hotel is not opened and operated as a Doubletree hotel or other full-service Manager Affiliate brand within one hundred eighty (180) days after the transfer of the prior hotel, then Owner and Westboy (or any subsequent lessee) shall pay monthly, on a joint and several basis, the cumulative amount set forth in clause B of the preceding sentence. If by the one year anniversary of the termination of such one hundred eighty (180) day period, such substitute hotel is not opened and operated as a Doubletree hotel, Owner and Westboy (or any subsequent lessee) shall pay to Manager on demand, on a joint and several basis, a cumulative amount (the "Substitute Hotel Damages") equal to the present value (discounted at the Prime Rate) of the difference between the remaining gross fees (including, without limitation, Base Fees and Incentive Fees) expected to be payable under the Management Agreement after such Disposition (assuming all extension options are exercised), and the expected gross fees which would have been payable to Manager under the Management Agreement (assuming all extension options are exercised) had the Hotel not been subject to a Disposition; provided, however, that in such event, the maximum amount in the aggregate recoverable by the Manager from Owner and Westboy (or any other lessee) under this Paragraph C and Section 9.2(c) of the Management Agreement shall not exceed the Substitute Hotel Damages.

           D. In the event that Owner shall assign, transfer or convey its right, title and interest in any Hotel under Paragraphs A or B hereof, then Owner shall not be liable for any obligation arising under this Agreement after the date of such assignment, transfer or conveyance. In the event that Owner shall assign, transfer or convey its right, title and interest in a Hotel pursuant to Paragraph C hereof, then Owner shall not be liable for any obligation under this Agreement with respect to the

Hotel which has been affected by such assignment, transfer or conveyance, after the date of such assignment, transfer or conveyance, provided however, that nothing herein shall relieve Owner of its obligations to Manager under Paragraph C hereof.

            E. Except as set forth in this Section 17, Owner shall have no right to transfer, assign, or convey its interest in the Hotels.

        18. Other Provisions. The statements set forth in the recitals are incorporated herein as a substantive part of this Agreement. To the extent any provision of this Agreement is inconsistent with any provision of the Lease Agreement or the Management Agreement, the provisions of this Agreement shall control. It is not intended by the parties that the Manager recover duplicative damages from Lessee and Owner by instituting separate actions under the Management Agreement and this Agreement, and the provisions of this Agreement and the Management Agreement shall not be interpreted separately to allow for duplicative recoveries.





















                      [This space intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above mentioned.


                                    RED LION INNS OPERATING L.P.,
                                    a Delaware limited partnership

                                        /s/ Anupam Narayan
                                    By: ________________________________________


                                           VP/Sec./Treas.
                                    Title: _____________________________________

                                           Red Lion Properties, Inc. - G.P.

                                    WESTBOY LLC,
                                    an Ohio limited liability company

                                        /s/ Ronnie A. Cook
                                    By: ________________________________________

                                           President
                                    Title: _____________________________________


                                        /s/ John E. Boykin
                                    By: ________________________________________

                                    Title: _____________________________________



                                    RED LION HOTELS, INC.,
                                    a Delaware corporation

                                        /s/ Anupam Narayan
                                    By: ________________________________________

                                           VP/Sec./Treas.
                                    Title: _____________________________________




                                    JOINDER BY DOUBLETREE FOR PURPOSES
                                    OF SECTIONS 5 AND 15 OF THIS
                                    AGREEMENT:

                                    DOUBLETREE CORPORATION,
                                    a Delaware corporation

                                        /s/ David L. Stivers
                                    By: ________________________________________


                                           Senior Vice President
                                    Title: _____________________________________

                                   SCHEDULE A

                                 LIST OF HOTELS

Doubletree Hotel Bellevue Center
818-112th Avenue NE
Bellevue, Washington

Doubletree Hotel Riverside
29th & Chinden Blvd.
Boise, Idaho

Doubletree Hotel Colorado Springs - World Arena
1775 E. Cheyenne Mountain Blvd.
Colorado Springs, Colorado

Doubletree Hotel Omaha Downtown
1616 Dodge Street
Omaha, Nebraska

Doubletree Hotel Portland Downtown
310 SW Lincoln
Portland, Oregon

Doubletree Hotel Sacramento
2001 Point West Way
Sacramento, California

Doubletree Hotel Spokane Valley
I-90 at Sullivan Road
Spokane, Washington

Doubletree Hotel Eugene/Springfield
3280 Gateway Road
Springfield, Oregon

Doubletree Hotel Yakima Valley
1507 North First Street
Yakima, Washington

Doubletree Hotel Lloyd Center
1000 N.E. Multnomah
Portland, Oregon

                                    EXHIBIT A

        1. Limitation on Mortgages. Except as set forth in this Section 1, Owner shall have no right to place any mortgage on the Hotels. Manager hereby consents to and approves the Existing Indebtedness and the Existing Mortgages. Owner shall have the right to grant to any subsequent lender lending funds to Owner, a mortgage lien or encumbrance on all or any part of the Owner's right, title and interest in and to the Hotels (collectively the "Collateral"); provided, however that either (i) the aggregate principal amount of all loans secured by the Collateral does not exceed, One Hundred Twenty Million and no/100 Dollars ($120,000,000.00) and the loans are not cross-defaulted or cross-collateralized with any other obligation (the parties hereby agree that if any Hotel is sold by Owner, such One Hundred Twenty Million and no/100 Dollars ($120,000,000.00) limitation shall be reduced by the amount of the debt allocated to the Hotel that is sold, and if a substitute Hotel is put in place, the amount allocated to the sold Hotel shall be restored to the extent of the value of the substitute Hotel relative to the value of the sold Hotel, as the value of the substitute Hotel is determined by mutually agreeable appraisal or other mutually agreeable method, (ii) such loan has been approved in writing by Manager, which consent shall not be unreasonably withheld provided that (A) the loan-to-value ratio is no greater than fifty-four percent (54%), (B) the Cash Flow Available For Debt Service for the most recent Fiscal Year less the Incentive Amount (as defined in the Lease) is at least two hundred percent (200%) of the scheduled debt service for such new loan, (C) the new loan is otherwise on ordinary and normal terms for the type of lender making such loan, and (D) the loan is not cross-defaulted or cross- collateralized with any other obligation (and the parties hereby agree that if any Hotel is sold by Lessor, the permissible principal amount of a loan qualifying under this subsection (ii) shall be reduced by the amount of debt allocated to the Hotel that is sold, and if a substitute Hotel is put in place, the amount allocated to the sold Hotel shall be restored to the extent of the value of the substitute Hotel relative to the value of the sold Hotel, as the value of the substitute Hotel is determined by mutually agreeable appraisal or other mutually agreeable method, or (iii) the loan is secured by a lien or encumbrance ("Nondisturbance Mortgage") and the lender lending funds to Owner executes a nondisturbance agreement ("Nondisturbance Agreement"), in form reasonably acceptable to Manager, in favor of Manager (any mortgage, deed of trust or other encumbrance securing a loan meeting the criteria set forth in
(i), (ii) or (iii) above is herein referred to as an "Approved Mortgage"). If Owner has not delivered to Manager a commitment for the refinancing of the loan secured by the Existing Mortgage or any loan secured by an Approved Mortgage within sixty (60) days of the scheduled maturity of such loan, Manager shall have the right, on behalf of Owner, to seek such a commitment and to place such a loan, on arm's-length terms with an institutional lender regularly making real property secured loans, in an amount equal to the then outstanding principal balance of the existing loan together with reasonable closing costs, including any commitment fee. Owner shall execute any and all documents reasonably requested by Manager in connection with such placement of a new loan. Any mortgage securing such a loan obtained by Manager on behalf of




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


Owner shall be an Approved Mortgage. Manager shall have no obligation to place such a loan on behalf of Owner.

        2. Subordination. Manager agrees that this Agreement shall be subject and subordinate to any Approved Mortgage, and Manager acknowledges and agrees that in the event of a foreclosure by an Approved Mortgagee under an Approved Mortgage (other than a Nondisturbance Mortgage) or a deed in lieu of foreclosure to an Approved Mortgagee under an Approved Mortgage (other than a Nondisturbance Mortgage), such Approved Mortgage shall have the right to terminate this Agreement with respect to any Hotel(s). Manager further agrees that any Incentive Fees payable under the Management Agreement are subject and subordinate to, at the option of Westboy or Owner, as the case may be, debt service and rent payable under the Percentage Lease up to the Annual Debt Service Priority Amount, as hereinafter defined. Initially, the Annual Debt Service Priority Amount shall be Eleven Million Six Hundred Eight Thousand and no/100 Dollars ($11,608,000.00). Manager agrees to execute in favor of an Approved Mortgagee a subordination agreement with reasonable and customary terms not inconsistent with this Agreement. The "Annual Debt Service Priority Amount" either in connection with the placing of an Approved Mortgage on the Hotels or in connection with unsecured debt borrowed by the fee owner of the Hotels, shall be adjusted as follows:

               a. If, in accordance with the provisions of Section 1 of this Exhibit A, Owner places any Approved Mortgage on the Hotels, then the Annual Debt Service Priority Amount shall be adjusted to equal fifty percent (50%) of an amount equal to the Cash Flow Available for Debt Service for the most recent full Operating Year at the time that the Approved Mortgage was placed less the Incentive Fee (without any accrual or limitation based upon Cash Flow Available for Incentive Fee). The provisions of Section 3.2(e) of the Management Agreement shall apply to any Approved Mortgage.

               b. If there is no Approved Mortgage on the Hotels and if Owner desires to increase the Annual Debt Service Priority Amount in connection with an unsecured loan ("Unsecured Loan") entered into by Owner, then Owner and Westboy may, by written notice given to Manager at the time that such Unsecured Loan is entered into, adjust the Annual Debt Service Priority Amount to equal to fifty percent (50%) of an amount equal to the Cash Flow Available for Debt Service for the most recent full Operating Year at the time the Unsecured Loan was procured less the Incentive Fee (without any accrual or limitation based upon Cash Flow Available for Incentive Fee), provided that, if Owner and Westboy request an adjustment under this subsection: (i) an amount equal to the proceeds of such Unsecured Loan, up to the Maximum Principal Amount, shall, for the purposes of Section 3.2(e) of the Management Agreement, be considered to be the proceeds of loan secured by an Approved Mortgage, and (ii) simultaneously with the giving of such notice Westboy




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

        agrees to pay to Manager any accrued Incentive Fees and/or acknowledges that an amount equal to the Net Proceeds of such Unsecured Loan have been applied to Advanced Incentive Fee Payments, in accordance with said
        Section 3.2(e).

               c. The Maximum Principal Amount shall be the highest principal amount for a loan which satisfies the following conditions: (i) the loan-to-value ratio (i.e., the ratio of the Maximum Principal Amount to the value of the Hotels) is no greater than fifty-four percent (54%),
        (ii) Cash Flow Available for Debt Service for the most recent full Operating Year less the Incentive Fee (without any accrual or limitation based upon Cash Flow Available for Incentive Fee) is at least two hundred percent (200%) of the Deemed Debt Service, and (iii) with respect to an Unsecured Loan, such Unsecured Loan is otherwise on ordinary and normal terms for the type of lender making the loan. The Parties agree that the Cash Flow Available for Debt Service for the most recent full Operating Year is Twenty-three Million Two Hundred Seventeen Thousand and no/100 Dollars ($23,217,000.00).




















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